Exhibit 10.2

LOAN AGREEMENT

Party A                     :           Ever Trend Investment Limited（德祥投资有限公司）
PartyB                      :           Liu Lu （刘璐）(Identity Card no.：130203197805150323)

Whereas Party A demand for operating cashflow and borrow a loan from Party B, both Party A and Party B agree the terms as below:

1.              Loan amount: USD One Hundred Thousand and Five Hundred Only (RMB100,500) for injection of registered capital of Run Ze Yong Cheng (Beijing) Technology Co., Ltd. of Party A.

2.              Loan interest:  Annual rate at 3%, from the date of borrowing to repayment, both days inclusive.  For interest calculation, there is 360 days per year.  Loan interest is payable on the repayment of loan.

3.              Repayment:    On or before December 31, 2010.  If Party A could not repay in cash, Party B has right to request the same value of stock issued by CHIO.  Any delay repayment is subject to late charges of 0.1% per day.

4.              This Agreement in duplicate and each party has one.

Party A:                                                                                                                     Party B:

Ever Trend Investment Limited                                                                                     Liu Lu （刘璐）

（德祥投资有限公司）

/s/Wang Zhenyu                                                                                                           /s/ Liu Lu

September 16, 2010                                                                                                     September 16, 2010